Exhibit 10.4

                  SOFTWARE LICENSE AND SERVICES AGREEMENT


This Software License and Services Agreement (the "Agreement") is between Oracle Corporation, a Delaware corporation with its principal place of business at 500 Oracle Parkway, Redwood City, California 94065 ("Oracle") and The Nasdaq Stock Market, Inc., a Delaware corporation (hereinafter "Client"), which is a wholly owned subsidiary of the National Association of Securities Dealers, Inc. (a Securities Self-Regulatory Organization, registered with the United States Securities and Exchange Commission and subject to the Securities and Exchange Act of 1934 (NASD)), with its principal place of business at 1735 K Street, N.W., Washington, D.C. 20006. The terms of this Agreement shall apply to each Program license granted, and to all services provided under this Agreement and any Order Form placed under this Agreement. When completed and executed by both parties, an Order Form shall evidence the Program licenses granted and the services that are to be provided by Oracle.


This Agreement is being signed by The Nasdaq Stock Market, Inc. The Nasdaq Stock Market, Inc., the National Association of Securities Dealers, Inc., Nasdaq International, Ltd., Securities Dealers Insurance Company, Ltd., National Clearing Corporation, and any majority owned subsidiary of Client or the NASD (i.e. a subsidiary in which Client or NASD owns, directly or indirectly, more than fifty percent of the voting stock) in existence as of the Effective Date of this Agreement (each hereinafter referred to as a "Client Entity") may acquire a Program license(s) and/or service(s) as a Client in accordance with the terms and conditions of this Agreement, for installation in the United States or the United Kingdom as applicable, provided that the Client Entity agrees in writing to be bound by the terms of this Agreement and the applicable Order Form. By placing an Order Form under this Agreement for a Program license(s) and/or service(s) the Client Entity agrees that the Program license(s) and service(s) is subject to this Agreement and the relevant Order Form and that the Client Entity shall perform its obligations in accordance with the terms of this Agreement and the relevant Order Form. Any United States or United Kingdom majority owned subsidiary of Client or NASD (i.e. a subsidiary in which Client or NASD owns, directly or indirectly, fifty percent) and any joint venture of Client or NASD (i.e. a United States or United Kingdom joint venture fifty percent of which is owned, directly or indirectly, by Client or NASD) may be added to the Client Entities specified in this paragraph upon prior written notice to Oracle provided that the subsidiary or joint venture is not a competitor of Oracle in the areas of the Programs and associated technical support services, however a subsidiary or joint venture which is a competitor may be added to the Client Entities with Oracle's prior written consent which consent will not be unreasonably withheld. If a Client Entity's name is changed and/or a Client Entity is merged with another Client Entity, and the name change or merger does not include a merger with any other entity, then the renamed Client Entity and/or survivor of the merged Client Entities shall be deemed to be a Client Entity under this Agreement.

 I.      DEFINITIONS

1.1. "Program" or "Programs" shall mean the computer software in object code form owned or distributed by Oracle for which Client is granted a license under this Agreement; the user guides and manuals for use of the software ("Documentation"); and Updates.

1.2. "Order Form" shall mean Oracle's standard form for ordering Program licenses and services. When placing orders under this Agreement, Client shall reference the Oracle Agreement number above and the Effective Date of this Agreement.

1.3 "Price List" shall mean Oracle's standard commercial fee schedule that is in effect when a Program license or any other products or services are ordered by Client.

1.4 "Designated System" shall mean the computer hardware and operating system designated on the relevant Order Form or as set forth in the relevant business arrangement on the Order Form.

1.5 "Supported Program License" shall mean a Program license for which Client has ordered Technical Support for the relevant time period. "Technical Support" shall mean Program support as provided under Oracle's policies in effect on the date Technical Support is ordered, but in any event in accordance with this Agreement.

1.6 "Commencement Date" shall mean the date on which the Programs are delivered to Client, or if no delivery is necessary, the Effective Date set forth on the relevant Order Form.

1.7 "Update(s)" shall mean subsequent releases of the Programs which are generally made available for Supported Program Licenses at no additional charge, other than media and handling charges. Updates shall not include any options or future products which Oracle licenses separately.

1.8      USER
A. "User", unless otherwise specified in the Order Form, shall mean a specific individual employed by Client who is authorized by Client to use the Programs licensed on the Designated System, regardless of whether the individual is actively using the Programs at any given time.

B. Notwithstanding the preceding Paragraph, Client may train or authorize an individual, in addition to one employed by Client, to use the Programs licensed by Client subject to the following conditions:

               (i) the individual is either: (a) an employee of a Client Entity ("Entity Employee"); (b) furnished by a third party, who is not a competitor (i.e. each of the following companies, any subsidiary or affiliate of any of the companies, and any joint venture in which any of the companies is a participant is a competitor: Sybase, Informix, Ingres/ASK, and other direct RDBMS competitors (except Unisys) and GAIN Inc.) of Oracle, under contract to perform computer programming or data processing services for Client or a Client Entity ("Agent Individual"). Client shall have a sixty (60) day grace period from the Effective Date of this Agreement to determine if any of its third parties are competitors; or (c) a person authorized by a third party under contract to receive services from Client or a Client Entity ("Subscriber Designee");

               (ii) the individual uses the Programs in accordance with this Agreement and the applicable Order Form as further limited by this Paragraph B.;

               (iii) use of the Programs by: (a) an Entity Employee is solely for Client's own internal data processing; (b) an Agent Individual is solely to develop applications and process data for Client's own internal data processing; and
               (c) a Subscriber Designee is through a front end application furnished by a Client Entity via remote communications access and solely to read and input data into a Client Entity's database in the ordinary course of the services received from a Client Entity and neither the third party nor the Subscriber Designee can copy, download, or transfer the Programs;

               (iv) Client remains the licensee of the Programs and the Programs are only installed on the Designated System (or "Hardware" if so defined in the applicable Order Form) and at Client's location (and such other Client or Client Entity location, if any, stated in the applicable Order Form);

               (v) the individuals are deemed, for the purposes of this Paragraph B., to be employees of Client when using the Programs;

               (vi) each individual is counted as a User as defined herein (or as defined in the applicable Order Form if User is defined differently therein) and is subject to the limitations, if any, regarding the number of Users in the applicable Order Form;

               (vii) the Client Entity and third party shall protect Oracle's rights in the Programs and Confidential Information in accordance with this Agreement. If a Client Entity or a third party fails to do so then Client shall terminate use of the Programs by any Client Entity (including Entity Employees) or third party (including Agent Individuals and/or Subscriber Designees) who fails to do so or who fails to use the Programs in accordance with this Paragraph 1.8 B. Cure of such failure shall be in accordance with Paragraph
               4.3. Oracle will provide reasonable assistance to Client for the enforcement of Oracle's rights in the Programs and Confidential Information;

               (viii) the Client Entity and third party have agreed, in a written agreement with Client (as to a third party the written agreement may be with a Client Entity), to terms substantially equivalent to those in items (i) through (vii) of this Paragraph B.; and

               (ix) Client shall indemnify and hold Oracle harmless from breach of this Agreement and/or the applicable Order Form whether by a Client Entity or Entity Employee. Client shall indemnify and hold Oracle harmless from breach of this Agreement and/or the applicable Order Form whether by a third party, as defined in (i) (c) of this Paragraph 1.8 B, or a Subscriber Designee if there is not an agreement with such third party which complies with (viii) of this Paragraph 1.8 B, or Client or a Client Entity fails to terminate such third party's and the Subscriber Designee's use of and access to the Programs in accordance with (vii) of this Paragraph 1.8 B. Client and Client Entities shall use reasonable security measures to prevent third parties and Agent Individuals from violating the provisions of this Paragraph 1.8 B.

C. Client may temporarily relocate the Programs licensed pursuant to this Agreement for installation on the Designated System to a CPU of the same operating system as the Designated System ("Temporary CPU"), which is owned or under the sole control of a third party, under contract to perform computer programming services for Client or a Client Entity, and located at the third party's address in the United States ("Agent"), provided that:

         (i)  Client remains the licensee of the Programs;

         (ii) Prior to installing the Programs on the Temporary CPU, Client and the Agent enter into a written agreement which: (a) restricts the Agent's use of the Program(s) in accordance with this Paragraph C. and Paragraph 1.8 B. above; (b) does not include warranties, express or implied, made on behalf of Oracle or with respect to Oracle products; (c) prohibits transfer or duplication of the any Program(s), except for backup or archival copies to provide the services to Client; (d) prohibits causing or permitting the reverse engineering, disassembly or decompilation of the Program(s); (e) states that all rights, title, and interest in the Program(s) shall at all times remain the property of Oracle or Oracle's licensor; (e) disclaims Oracle's liability, whether direct, indirect, incidental, special, or consequential arising from the use of the Program(s); (f) requires the Agent to protect Oracle's rights and interests in the Program(s) and Confidential Information in accordance with this Agreement; and which (g) specifies Oracle as a third party beneficiary of said agreement for the purposes of enforcing the provisions of this Paragraph C.;

         (iii) The Agent uses the Program(s) in accordance with this Agreement and the applicable Order Form as further limited by this Paragraph C. and Paragraph 1.8 B. above and not for any other purposes. Access to the Program(s) is limited to those individuals who are performing computer programming or data processing services for Client or a Client Entity;

         (iv)  The Programs may be installed and operated on both
               Client's Designated System and the Agent's Temporary CPU for a period of fifteen (15) days ("Switch-over Period") to facilitate relocation to the Temporary CPU. Client shall discontinue use of the Programs on the Designated System located at Client's site upon expiration of the Switch-over Period. Notwithstanding the preceding sentence and after expiration of the Switch-over Period, Client may continue to maintain a backup or archival copy(ies) of the Program(s) while the Programs are installed and used on the Temporary CPU, provided that the Program(s) are not installed or used by Client on the Designated System during the period the Programs are installed or used on the Temporary CPU. (Note - If an Order Form contains a fixing date and the number of computers is not limited, then this subparagraph (iv) shall not apply until the fixing date.);

         (v) The Agent discontinues use of the Program(s) immediately upon the termination or expiration of: (a) its agreement with Client; (b) the Order Form or the Program licenses; or (c) this Agreement and promptly returns the Program(s), and any copy thereof, to Client in accordance with Paragraph 4.5 of this Agreement. Client shall use reasonable means available, both contractual and technical, to ensure that each Program(s) supplied to the Agent is installed, used, and protected in accordance with the provisions of this Paragraph C. If the Agent fails to comply with the provisions of this Paragraph C., Client shall immediately notify the Agent and Oracle of same. If the Agent fails to promptly correct the noncompliance following such notification Client shall terminate the Agent's right to use the Program(s);

         (vi) ORACLE MAKES NO REPRESENTATIONS NOR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, NOR ASSUMES ANY OBLIGATIONS OR RESPONSIBILITIES WHATSOEVER WITH RESPECT TO PERFORMANCE OF THE PROGRAM(S) WHICH ARE INSTALLED ON THE TEMPORARY CPU AND/OR USED BY THE AGENT. Notwithstanding anything to the contrary in the preceding sentence, the parties agree that the warranty between Oracle and Client shall remain as stated in this Agreement; AND

         (vii) IN NO EVENT SHALL ORACLE BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE, DATA, OR USE INCURRED BY CLIENT OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, ARISING EITHER DIRECTLY OR INDIRECTLY FROM AN AGENT'S USE OF THE PROGRAM(S), EVEN IF ORACLE OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. Notwithstanding anything to the contrary in the preceding sentence, the parties agree that Infringement Indemnity in Paragraph 5.1 shall remain as stated in this Agreement.

1.9 "Oracle Application Programs" shall be Programs designated as application software by Oracle.

1.10 "Limited Production Programs" shall be Programs not specified on the Price List or specified as Limited Production, Tier 3 or with special restrictions on the Price List.


II.  PROGRAM LICENSE

2.1  Rights Granted

     A. Oracle grants to Client a nonexclusive license to use the Programs Client obtains under this Agreement, as follows:


               i. to use the Programs solely for Client's own internal data processing operations on the Designated System or on a backup system if the Designated System is inoperative or on a hot-site backup system operated by a Client Entity, up to any applicable maximum number of designated Users (if any User limitation applies). Client may not use the Programs for third-party training, commercial time-sharing, rental, or service bureau use. Notwithstanding the prohibition against use of the Programs for "third party training" and "service bureau" activities, "Client's own internal data processing" shall: (a) not prohibit use of the Programs by a Client Entity Employee, Agent Individual, or Subscriber Designee under Paragraphs 1.8 B and C above;
                   (b) include the internal business data of Client or a Client Entity or data, received from a third party by Client or a Client Entity, that is related to entities regulated by the Client Entities, issuers, issues, markets (e.g. financial, commodity, or barter but not wholesale or retail stores), financial instruments, professional testing, identification or verification products, insurance, and news referring to or related to the above, including those markets operated and regulated by a Client Entity; and (c) not prohibit training of Client Entity Employee, Agent Individual, or Subscriber Designee Users;

              ii. to use the Documentation provided with the Programs in support of Client's authorized use of the Programs;

             iii. to copy the Programs for archival or backup purposes; no other copies shall be made without Oracle's prior written consent. All titles, trademarks, copyright and restricted notices shall be reproduced in such copies. All archival and backup copies of the Programs are governed by the terms of this Agreement; and

              iv. to modify the Programs, or combine them with other software products. The Programs or such portions thereof included in such software products shall remain the property of Oracle and shall be governed by the terms of this Agreement. A software application developed by Client or a Client Entity or by an Agent (other than Oracle) for Client or a Client Entity, using a Program(s) that is licensed by Oracle to provide a licensee with a programming language for the development of software applications, will be the property of Client except for any Program code and/or works derivative, if any, of any Program contained in such software application. Ownership of a software application, other than a Program, developed by Oracle for Client or a Client Entity will be determined in the Services Agreement.

                         Client shall not copy or use the Programs (including
               the Documentation) except as otherwise specified in this Agreement.

     B. Client agrees not to cause or permit the reverse engineering, disassembly, or decompilation of the Programs.

     C. Oracle shall retain all title, copyright, and other proprietary rights in the Programs and all modifications, enhancements, and other works derivative of the Programs. A software application developed by Client or a Client Entity or by an Agent (other than Oracle) for a Client or a Client Entity, using a Program(s) that is licensed by Oracle to provide a licensee with a programming language for the development of software applications, will be the property of Client except for any Program code and/or works derivative, if any, of any Program contained in such software application. Ownership of a software application, other than a Program, developed by Oracle for Client or a Client Entity will be determined in the Services Agreement. Client does not acquire any rights, express or implied, in the Programs, other than those specified in this Agreement.

     D. The Programs are not intended for use in any nuclear, aviation, mass transit, medical, or other inherently dangerous applications. It shall be Client's responsibility to take all appropriate measures to ensure the safe use of such applications if the Programs are used for such purposes, and Oracle disclaims liability for any damages caused by such use of the Programs.

     E. Other Oracle Programs may be embedded in or delivered with Oracle Programs licensed under this Agreement. Client shall be limited to use of Oracle Programs licensed under this Agreement. Client's right to use any Oracle Programs embedded within or delivered with or as part of an Oracle Application Program shall be limited to use necessary to implement the Oracle Application Program; Client shall have no right to use such Programs outside the scope of the Oracle Application Program, including development or any other uses.

2.2 Acceptance of Program

A. For each Program License for which delivery is required under this Agreement, Client shall have a 15 day Acceptance Period, beginning on the Commencement Date, in which to evaluate the Program. During the Acceptance Period, Client may cancel the license by giving written notice to Oracle and returning the Program in accordance with Paragraph 4.5 below. Unless such cancellation notice is given, the license will be deemed to have been accepted by Client at the end of the Acceptance Period. If Client is granted a right to copy license and no delivery is necessary, subsequent copies shall be deemed accepted upon acceptance of the master copy.

B. Notwithstanding the foregoing, Client may license a Program(s) at no charge under a Trial License Agreement prior to ordering such Program(s) under this Agreement. If a license for the Program(s) is subsequently purchased by Client there shall be no Acceptance Period under Paragraph 2.2 A. above for the Program.

2.3 Transfer and Assignment

     A. Within the United States, a Program license may be transferred to another computer system of like configuration (same model and operating system), or the Designated System may be transferred to another location within Client's organization, upon written notice to Oracle. All other transfers, including transfer of a Program license outside the United States, shall be permitted only with Oracle's prior written consent, which consent shall not be unreasonably withheld, and shall be subject to a transfer fee, if any, as specified in Oracle's Price List and policies in effect at the time of the transfer.

     B. The rights granted herein are restricted for use solely by Client, except as provided in Paragraph 1.8 B. above. Client may not authorize or allow the use or the remarketing of the Programs by a third party, and may not assign or transfer the Programs or the Agreement to a third party without the prior written consent of Oracle, which shall not be withheld unreasonably. However, Client may, upon written notice to Oracle, assign this Agreement to a Client Entity, provided that prior to such assignment the Client Entity agrees in writing to be bound by the terms of this Agreement.

2.4 Verification

          On Oracle's written notice, not more frequently than annually, Client shall furnish Oracle with a signed certification (a) stating whether or not the Programs are being used pursuant to the terms of this Agreement, including any User limitations; and
          (b) listing the number of Users (including Agents, Subscribers and employees of Client and Client Entities), location, types, and serial numbers (except serial numbers for personal computers) of the Designated Systems of Client and each Client Entity on which the Programs are run. Such certification will be to the best of Client's knowledge and belief.

          Oracle may, at its expense, audit from Client's and Client Entities' records the number of copies of the Programs in use by Client and Client Entities, the Designated System(s) on which the Programs are installed, and the number of Users using the Programs. Any such audit shall be scheduled in advance and shall be conducted at a mutually agreeable time at Client's and/or Client Entities' facilities and shall not unreasonably interfere with Client's and Client Entities' business activities. If an audit reveals that Client has underpaid fees to Oracle, Client shall be invoiced for such underpaid fees based on the terms in effect at the time the audit is completed. Audits shall be conducted no more than once annually. The parties agree that Client's signed certification prepared under this Paragraph, and/or the results of an audit of Client's use of the Programs, shall be Confidential Information under Paragraph 7.1 of this Agreement and is subject to applicable securities regulations.


III. TECHNICAL SERVICES

3.1  Technical Support Services

     Technical Support services ordered by Client will be provided under Oracle's Technical Support policies in effect on the date Technical Support is ordered, but in any event in accordance with this Agreement, subject to the payment by Client of the applicable fees. Client may terminate Technical Support Services without terminating any Program licenses. Provided Client is currently under Technical Support services, upon Client's identification of a problem with a Program which significantly affects the operation of the Program, Oracle shall ***** *. At Client's request, Oracle will provide remote assistance in the installation of each Supported Program license. Reinstatement of lapsed Technical Support services is subject to Oracle's Technical Support reinstatement fees in effect on the date Technical Support is re-ordered. Limited Production Programs and pre-production releases of Programs may not be eligible for standard Technical Support Services; Client may obtain Technical Support Services for Limited Production Programs on a time and materials basis.


3.2 Consulting and Training Services

     Oracle anticipates that it will provide off-site training services agreed to by the parties under the terms of this Agreement and consulting services and on-site training agreed to by the parties under the terms of a separate consulting services agreement. Any consulting services acquired from Oracle shall be bid separately from the Program licenses and Client may acquire the Program licenses without acquiring any consulting services.

3.3 Incidental Expenses

     For any on site services requested by Client, Client shall reimburse Oracle for actual, reasonable travel and out-of-pocket expenses incurred as agreed upon by the parties.


     IV. TERM AND TERMINATION

4.1 Term

     Each Program license granted under this Agreement shall remain in effect perpetually (if not otherwise specified on the Order Form), unless terminated as provided in Paragraph 4.2 or 4.3 below.

4.2 Termination by Client

     Client may terminate this Agreement or any license upon written notice if Oracle breaches a material term of this Agreement and fails to correct the breach within thirty (30) days following receipt of written notice specifying the breach. If such breach, except one involving a Client Entity's proprietary rights or Confidential Information, is not reasonably curable within such thirty (30) day period, Client shall not unreasonably withhold approval of a longer cure period provided that Oracle promptly commences to cure such breach and diligently pursues the curing of such breach.

4.3 Termination by Oracle

     Oracle may terminate this Agreement or any license upon written notice if Client breaches a material term of this Agreement and fails to correct the breach within 30 days following written notice specifying the breach. If such breach, except one involving Oracle's proprietary rights or Confidential Information, is not reasonably curable within such thirty (30) day period, Oracle shall not unreasonably withhold approval of a longer cure period provided that Client promptly commences to cure such breach and diligently pursues the curing of such breach.

4.4 Effect of Termination

     Termination of this Agreement or any license shall not limit either party from pursuing any other remedies available to it, including injunctive relief, nor shall such termination relieve Client's obligation to pay all fees that have accrued or that Client has agreed to pay under any Order Form or other similar ordering document under this Agreement unless so ordered or determined by a court. The parties' rights and obligations under Paragraphs 2.1.B, 2.1.C, 2.1.D, and 2.3.B, and Articles IV, V, VI and VII shall survive termination of this Agreement.

     If Client materially breaches this Agreement, including failing to make any payments required hereunder when due under any Order Form or other similar ordering document to this Agreement, then Oracle may declare all sums due and to become due hereunder immediately due and payable. Notwithstanding the previous sentence, Oracle may not declare all sums due and payable for a breach which Client is curing in accordance with Paragraph 4.3 above.

     4.5 Return of Programs Upon Termination

     If a license granted under this Agreement expires or otherwise terminates, Client shall (a) cease using the applicable Programs, and
     (b) certify to Oracle within one month after expiration or termination that Client has destroyed or has returned to Oracle the Programs and all copies. If Client inadvertently fails to provide such certification, Client shall have a cure period in accordance with Paragraph 4.3 of this Agreement. This requirement applies to copies in all forms, partial and complete, in all types of media and computer memory, and whether or not modified or merged into other materials. Notwithstanding the foregoing, Client may retain copies of the Programs in archived media and may use the archived copies to retrieve data provided that the Programs are not used to retrieve the data and that all partial and complete copies of the Programs on the archived media are destroyed in the regular course of eliminating archival copies. Before returning Programs to Oracle, Client shall acquire a Return Material Authorization ("RMA") number from Oracle at (415) 506-1500.


     V. INDEMNITY, WARRANTIES, REMEDIES, LIMITATION OF LIABILITY

     5.1 Infringement Indemnity

     Oracle will defend and indemnify and hold Client, Client Entities, and Agents (only for a claim under this Paragraph in which the claimed infringement is alleged to have occurred during the term of this Agreement while a Program is temporarily installed at the Agent's site in accordance with this Agreement) employees, officers, and directors of Client, Client Entities, and Agents (as limited above in this Paragraph) harmless against a claim that Programs furnished and used within the scope of this Agreement misappropriate a trade secret or trademark, or infringe a copyright or patent, of any country which is a signatory to the Berne Convention or the Universal Copyright Convention and which has executed implementing legislation, provided that: (a) Client notifies Oracle in writing within 30 days of its receipt of written notice of the claim; (b) Oracle has sole control of the defense and all related settlement negotiations; and (c) Client provides Oracle with the reasonable assistance, information, and authority necessary to perform Oracle's obligations under this paragraph, however, Client shall not be required to waive, nor shall this clause be construed as a waiver of, any privileges under the attorney work product or attorney-client privilege doctrines. Reasonable out-of-pocket expenses incurred by Client in providing such assistance will be reimbursed by Oracle.

     Oracle shall have no liability for any claim of infringement to the extent it is based on: (a) use of a superseded or altered release of Programs if such infringement would have been avoided by the use of a current unaltered release of the Programs that Oracle provides to Client; or (b) the combination, operation, or use of any Programs furnished under this Agreement with software, hardware, or other materials not furnished by Oracle if such infringement would have been avoided by the use of the Programs without such software, hardware, or other materials unless the combination, operation, or use is the normal use (e.g. the operating system under which a Program runs) of the Programs in accordance with this Agreement and the applicable Order Form.

     In the event the Programs are held or are believed by Oracle to infringe, Oracle shall have the option, at its expense, to (a) modify the Programs to be noninfringing; (b) obtain for Client a license to continue using the Programs; or (c) terminate the license for the infringing Programs and refund the license fees paid for those Programs. As of the Effective Date of this Agreement, to the best of Oracle's knowledge, there exist no claims or encumbrances which, in Oracle's opinion, would preclude Client's right to use the Programs in accordance with this Agreement. This Paragraph 5.1 states Oracle's entire liability and Client's exclusive remedy for infringement.

     Oracle's obligations under this Paragraph shall survive termination or expiration of this Agreement or the relevant Program license only for claims of infringement in which the claimed infringement is alleged to have occurred during the term of this Agreement or the relevant Program license.

     5.2 Warranties and Disclaimers

     A.   Warranties

          i. Program License Warranties
                                For each Supported Program License and
             each Update received for a Supported Program License, Oracle warrants for a period of one year from the Commencement Date that the Programs, unless modified by Client, will perform the functions described in the Documentation provided by Oracle when operated on the Designated System. Oracle will undertake to correct any reported error condition in accordance with its technical support policies but in any event in accordance with this Agreement.

                                Oracle does not warrant that the Programs
             will meet Client's requirements, that the Programs will operate in the combinations which Client may select for use, that the operation of the Programs will be uninterrupted or error-free, or that all Program errors will be corrected.

                                If Client does not obtain Technical Support
             services, the Programs are distributed "as is."

             ii.      Media Warranty
                                Oracle warrants that: (a) the media and
             software Programs will not be returned material (this shall not prohibit Oracle from using recycled media which has been magnetically degaussed); (b) the Programs will be the production release current as of the effective date of the applicable Order Form, unless otherwise agreed by the parties; and (c) the tapes, diskettes or other media will be free of defects in materials and workmanship under normal use for 90 days from the Commencement Date.

             iii.     Services Warranty
                                Oracle warrants that its Technical Support
             and consulting services will be performed consistent with generally accepted industry standards. This warranty shall be valid for 90 days from performance of each Technical Support or consulting service even if a subsequent service is the same as a service performed prior to it.

             iv.      Virus Warranty
                                Provided that Client is under contract to
             receive Technical Support from Oracle for a licensed Program, Oracle warrants that it will use reasonable efforts to provide the Program to Client without viruses (i.e. code embedded in a Program whose purpose is to halt effective operation or use of the Program on conditions set by or triggered by an event or a person other than Client, Oracle, or Oracle's licensor) (Oracle will provide, upon receipt of Client's written request, Oracle's then current procedures to prevent introduction of viruses.) or trap doors (i.e. circumvention of the Program's documented security enforcing mechanisms by means of the Program itself by a person in order to obtain unauthorized access to the Program) (collectively referred to as "Virus"). Client acknowledges that a Program's documented security mechanisms are dependent on the environment in which the Program is executed (e.g. the capability of security mechanisms in the operating system, network, and hardware) and Client's implementation of the Program's documented security mechanisms (e.g. the setting of options, privileges and parameters for the Program). For the purpose of this Subparagraph the term Virus shall not include Embedded Devices under Paragraph 7.10 of this Agreement. Oracle will use reasonable efforts to notify Client's Technical Contact if a Virus that equates to an Oracle Priority One/Critical Condition is discovered in a Program. Client will use reasonable efforts to notify Oracle's Technical Support if Client discovers a Virus in a Program. If Client discovers a Virus in a Program, then Client will use reasonable efforts to provide Oracle with reasonable information to help identify and isolate the Virus. Oracle will use reasonable efforts to work with Client to classify and resolve the Virus in accordance with the Technical Support Services Section of this Agreement. If Oracle requests return of the infected Program, Client shall label the media as Virus infected and return it to Oracle and Oracle shall send Client a replacement copy of the Program at no additional charge. As used in this Subparagraph "reasonable efforts" shall mean reasonable efforts relative to the seriousness of the problem.

     B. Limitations on Warranties

          i. The warranties above are exclusive and in lieu of all other warranties, whether express or implied, including the implied warranties of merchantability and fitness for a particular purpose.

          ii. As an accommodation to Client, Oracle may supply Client with Limited Production Programs or with pre-production releases of Programs (which may be labeled "Alpha" or "Beta"). These products are not suitable for production use. Oracle does not warrant Limited Production Programs, pre-production releases or computer based training products; these products are distributed "as is."

5.3 Exclusive Remedies

     For any breach of warranties contained in Paragraph 5.2 above, Client's exclusive remedy, and Oracle's entire liability, shall be:

     A. For Programs

                     The correction of Program errors which cause breach of the warranty, or if Oracle is unable, within a reasonable time, to make the Program operate as warranted, Client shall be entitled to recover the fees paid to Oracle for the Program license or Update (for an Update the recoverable fees will be one half of the annual Technical Support fee paid by Client for the twelve month Technical Support period in which the Update was provided), as applicable.

     B. For Media

                     The replacement of defective media returned within 90 days of the Commencement Date.

     C. For Services

                     The reperformance of the services, or if Oracle is unable to perform the services as warranted, Client shall be entitled to recover the fees paid to Oracle for the deficient services.

5.4 Limitation of Liability

    ***** * in no event shall either party be liable for any indirect, incidental, special or consequential damages or damages for loss of profits, revenue, data, or use, incurred by either party or any third party, whether in an action in contract or tort, even if the other party or any other person has been advised of the possibility of such damages***** each party's liability for damages hereunder shall in no event exceed the amount of fees paid by Client under this Agreement, and if such damages result from Client's use of the Program or services, such liability shall be limited to fees paid for the relevant Program or services giving rise to the liability.

    The provisions of this Article V allocate the risks under this Agreement between Oracle and Client. Oracle's pricing reflects this allocation of risk and the limitation of liability specified herein.


VI. PAYMENT PROVISIONS

6.1. Invoicing and Payment

     Invoices for payment of license fees shall be payable on the Commencement Date. Technical Support fees shall be payable annually in advance; such fees will be those in effect at the beginning of the period for which the fees are paid. All other applicable fees shall be payable when invoiced. All fees shall be deemed overdue if they remain unpaid 31 days after they become payable. Any amounts payable by Client hereunder, during the first year from the Effective Date of this Agreement, which remain unpaid ninety (90) days after the due date shall be subject to late penalty fees equal to 1.5% per month from the due date until such amount is paid. Any amounts payable by Client hereunder, after the first year from the Effective Date of this Agreement, which remain unpaid sixty (60) days after the due date shall be subject to late penalty fees equal to 1.5% per month from the due date until such amount is paid. If Client's procedures require that an invoice be submitted against a purchase order before payment can be made, Client will be responsible for issuing the purchase order at the time of order. Oracle will use reasonable efforts to invoice Client within six (6) months of the date that the charges were due to have been invoiced, failure to invoice Client within that period shall not relieve Client of its obligations to pay the charges. Client agrees to pay actual shipping charges.


--------
* ***** Confidential Treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.


6.2. Taxes

     The fees listed in this Agreement do not include taxes; if Oracle is required to pay sales, use, property, value-added, or other federal, state or local taxes based on the licenses or services granted in this Agreement or on Client's use of Programs or services, then such taxes shall be billed to and paid by Client. This paragraph shall not apply to taxes based on Oracle's net or gross income or corporate franchise taxes.


VII. GENERAL TERMS

7.1 Nondisclosure

     For the purposes of this Paragraph "party" and "Client" shall also include Client Entity and Agent. By virtue of this Agreement, the parties may have access to information that is confidential to one another ("Confidential Information"). Confidential Information shall be limited to the Programs and information which is: (a) disclosed by the Discloser in writing and marked "confidential" at the time of disclosure; (b) disclosed by the discloser and identified as confidential at the time of disclosure in a manner which would put a reasonable person on notice that such information is Confidential Information; (c) information relating to strategic business, financial, product planning or development, personnel, computer system development, or computer system operation; or (d) information relating to investigatory matters, regulatory matters, matters involving broker/dealers, issues, or issuers. Client shall use reasonable efforts to disclose to Oracle only Confidential Information that is necessary for Oracle's performance under this Agreement. Client's failure to use reasonable efforts to so limit disclosure of Confidential Information will not necessarily excuse Oracle's breach of this Paragraph but may reduce Oracle's potential liability to Client depending on the extent to which Client's failure contributed to Oracle's breach.

     A party's Confidential Information shall not include information that:
     (a) is or becomes a part of the public domain or is publicly known, through no act or omission of the other party; (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (d) is independently developed by the other party. Client shall not disclose the results of benchmark tests of the Programs to any third party without Oracle's prior written approval. The parties agree, both during the term of this Agreement and for a period of two years after termination of this Agreement and of all licenses granted hereunder, to hold each other's Confidential Information in confidence, except for Confidential Information, as defined in item (d) of the first subparagraph of this Paragraph 7.1, for which the obligation of non-disclosure shall survive until the Confidential Information is publicly known. The parties agree, that unless required by law, not to make each other's Confidential Information available in any form to any third party or to use each other's Confidential Information for any purpose other than the implementation of Programs, licenses, or services under this Agreement or discussions related thereto. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of the provisions of this Agreement using the same standard of care such party takes with respect to their own confidential information of like nature and value, but no less than a reasonable standard of care.

     In the event either party receives a subpoena or other validly issued administrative or judicial process demanding Confidential Information of the other party, the recipient shall promptly notify the owner of Confidential Information and tender to it the defense of such demand. Unless the demand shall have been timely limited, quashed or extended, the recipient shall thereafter comply with such demand, but only to the extent required by law. If requested by the party to whom the defense has been tendered, the recipient shall cooperate (at the expense of the requesting party) in the defense of such demand.

     Oracle shall not use the names National Association of Securities Dealers, Inc., The Nasdaq Stock Market, Inc. or "NASD" or "Nasdaq" in any written advertising or promotional media without the prior written consent of Client. Client shall not use the name Oracle Corporation or "Oracle", or any mark beginning with the letters "Ora" where its use would be likely to cause confusion in the marketplace over the source being Oracle, in any written advertising or promotional media without the prior written consent of Oracle. Neither party shall use any trademark, service mark, copyright or patent of the other party's corporations listed in this paragraph, without the written consent of the other party. Notwithstanding the firegoing, either party may use the name(s) of the other party orally in conversations or in writing with customers or prospects to indicate that Client is a licensee of Oracle Programs. However, Oracle may not describe Client's implementation of the Programs or services or Client Entity application without prior written consent which will not be unreasonably withheld. The parties' obligations under this paragraph shall survive expiration or termination of this Agreement.

     Nothing contained in this Paragraph shall be construed to prohibit Client from: (i) submitting evaluations of the Programs to its Board of Directors or an Agent in order that the Board may compare competitive products, provided that each Agent and member of the Board is bound by the obligations of confidentiality set forth herein; and/or (ii) permitting representatives of a government agency having regulatory jurisdiction over Client or a Client Entity to audit Client's database systems, but only to the extent required for such government agency to determine whether Client or a Client Entity is in compliance with applicable government regulations; nor shall it be construed to prohibit either party from permitting auditors, lawyers, or entities with a fiduciary duty to either party, or Agent Individuals under Paragraph 1.8 or management consultants who have signed a nondisclosure agreement which obligates them to provisions substantially equivalent to those of this Agreement with respect to Confidential Information, to review this Agreement and Client's implementation of the Programs.

7.2 Reserved

7.3 Reserved

7.4 Notice

"All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given when mailed, postage prepaid, by registered or certified mail, return receipt requested, or any other delivery method that actually obtains a signed delivery receipt, when addressed to the person named below at the appropriate addresses below or to such other address as any party hereto shall specify by written notice to the other party or parties hereto:

     If to Oracle for notices of default of dispute:      If to Client for notices of default or dispute:
     Oracle Corporation                                   The Nasdaq Stock Market,Inc.

     Corporate Legal Department                           1735 K Street N.W.
     500 Oracle Parkway                                   Washington, D.C. 20006
     Mail Code 659507                                     Attn. Office of General Counsel
     Redwood Shores, CA  94065                            (NASDAQ Contracts Group).

     If to Oracle for notice other then above: If to Client for notice other then above:

     Oracle Corporation                                   ***** *

     Contract Administration                              *****    500 Oracle Parkway
     ***** Mail Code 659315                                        80 Merritt Boulevard
           Redwood Shores, CA 94065                                Trumbull, CT  06611
                                                          *****

     Invoices, purchase orders, and Order Forms shall be mailed by first class mail to the first address listed in the relevant Order Form (if to Client) or to the Oracle address on the Order Form (if to Oracle).

     To expedite order processing, Client acknowledges Transmitted Copies as binding documents equivalent to original documents. "Transmitted Copies" shall mean Order Forms and other ordering documents which: (i) contain no modifications or amendments to this Agreement; (ii) are copied or reproduced and transmitted to Oracle via photocopy, facsimile, or any other process which accurately reproduces and transmits the original documents; and (iii) are accepted by Oracle.


7.5 Severability

     In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force and effect.

7.6 Waiver

     The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach. Except for actions for nonpayment or breach of either party's proprietary rights, no action, regardless of form, arising out of this Agreement may be brought by either party more than two years after the cause of action has accrued.

7.7 Export Administration

     Client agrees to comply fully with all relevant export laws and regulations of the United States to assure that neither the Programs, nor any direct product thereof, are exported, directly or indirectly, in violation of United States law.


---------
* ***** Confidential Treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.


7.8. General Indemnification

     Each party ("Indemnifying Party") shall defend and indemnify the other party and its employees, officers, and directors (Indemnified Party") against any liability, damage or expense which the Indemnified Party may sustain, incur, or be required to pay, arising out of or in connection with claims for personal bodily injury or wrongful death or damage to tangible personal property resulting from any negligent act or omission of the Indemnifying Party or a person employed by the Indemnifying Party acting within the scope of his/her employment in the performance of this Agreement while on a party's premises; provided that:

     (a) The Indemnifying Party is notified in writing of any claim promptly after the Indemnified Party becomes aware of it;

     (b) The Indemnifying Party has sole control of the defense of such claim and of all negotiations for its settlement or compromise (Notwithstanding anything to the contrary in this item (b), if in the Indemnified Party's reasonable judgement the claim may exceed ***** * then the Indemnified Party may, at its own expense and upon prior written notice to the Indemnifying Party, have counsel of its choice participate in the defense of such claim and all negotiations for its settlement or compromise. In such event the Indemnifying Party and the Indemnified Party shall cooperate with each other to the extent that their interests do not conflict.); and

     (c) The Indemnified Party gives the Indemnifying Party information reasonably available and assistance necessary to facilitate the settlement or defense of such claim and, to the extent permitted by law, the Indemnified Party makes any defenses available to it available to the Indemnifying Party; however, the Indemnified Party shall not be required to waive, nor shall this clause be construed as a waiver of, any privileges under the attorney work product or attorney-client privilege doctrines.

     The Indemnifying Party's indemnity obligation under this Paragraph shall be reduced to the extent by which the liability, damage, or expense results from the willful misconduct, negligent act or omission of employees, agents, or subcontractors of the Indemnified Party, or a third party(s). For the purpose of this Paragraph, "tangible personal property" shall not include software, documentation, data or data files nor shall the indemnity obligation stated in this Paragraph apply to damages incurred by use of any software.


---------
* ***** Confidential Treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.


     The Indemnifying Party's obligations under this Paragraph shall survive termination or expiration of this Agreement only for claims involving personal bodily injury, wrongful death, or damage to tangible personal property where the act is alleged to have occurred during the term of this Agreement. If a claim under this Paragraph is solely between Oracle and Client (e.g. there are no other parties to the claim or action) then item (c) of this Paragraph shall not apply. The parties agree that they may not sue each other for the loss of an employee's services. The Indemnifying Party's indemnity obligation, except that for personal injury, shall be limited to the ***** * or to the amount of the applicable Order Form which gave rise to the claim.

7.9. Security Regulations

     Oracle personnel may be instructed, while on site, to comply with reasonable security regulations pertinent to each Nasdaq location. If any Oracle personnel refuses to comply with such security regulations then the personnel may be escorted out of or refused admittance to the location. Oracle personnel also may be issued a visitor identification card by Client. Such identification cards will be surrendered upon Client's demand therefor.

7.10 Embedded Devices

     For the purpose of this Paragraph 7.10, (i) a "Disabling Device" shall mean code embedded in a Program, by Oracle or its licensor, if its purpose is to halt all or substantially impede use of the Program, on conditions set by Oracle or its licensor and (ii) a "Compliance Device" shall mean code embedded in a Program, by Oracle or its licensor, if its purpose is to limit use of the Program(s), hardware, and/or user(s) to, and/or to monitor use of same for compliance with, the rights granted in this Agreement and/or the applicable Program license. Oracle warrants, as of the Effective Date below, that the Programs licensed by Client do not contain a Disabling Device or Compliance Device. ***** If Oracle or its licensor subsequently embeds a Compliance Device in the Program, Oracle shall notify Client of same provided that Client is under contract to receive Technical Support from Oracle for the Program. If a Compliance Device does not function correctly, Client shall report it to Oracle and provide Oracle with reasonable information to help identify and isolate the Compliance Device and Oracle shall correct the Compliance Device provided that Client is under contract to receive Technical Support from Oracle for the Program.


---------
* ***** Confidential Treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.


     Any attempt by Oracle (or any entity claiming by, through, or on behalf of Oracle) to take possession of the Programs from Client or to use Programs or Services to prevent all or substantially impede use of the Programs by Client (not including correctly functioning Compliance Devices under the first subparagraph of this Paragraph 7.10) must be pursuant to court order. In such event, except for breach of Oracle's proprietary rights in the Programs, Client retains the right to substitute collateral of equal value (including the right to substitute an escrow account for the disputed amount) in the event of a foreclosure.

7.11 IP Bankruptcy Protection Act

     In the event of Oracle's bankruptcy pursuant to the Bankruptcy Act and an attendant rejection of this Agreement or any license hereunder pursuant to Section 365n thereof, the parties intend that the provisions of the IP Bankruptcy Protection Act shall apply and that Client shall be entitled to retain possession of all Embodiments of Intellectual Property delivered to it by Oracle under this Agreement subject to the terms and conditions of this Agreement.

7.12 Insurance

     Both parties shall provide the following insurance coverage during the term of this Agreement:

          (a) Worker's Compensation Insurance as required by the laws of the relevant state;

          (b) Employer's Liability Insurance in such customary amounts carried by employers in like business; and

          (c) Comprehensive General Liability and Property Damage Insurance including Contractual Liability coverages as follows:

               General Liability    $5,000,000 per occurrence
               Employer's Liability $5,000,000 per accident
               Automobile Liability $5,000,000 combined single limit

     Either party shall supply the other party with a certificate(s) of insurance evidencing such coverages, within a reasonable time of receipt of a written request for same.


7.13 Subsequent Parties; Limited Relationship

     This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective permitted successors, or assigns. Nothing in this Agreement, express or implied, is intended to or shall (a) confer on any person, other than the parties hereto (and any of the Corporations) or their respective permitted successors or assigns, any rights to remedies under or by reason of this Agreement;
     (b) constitute the parties hereto partners or participants in a joint venture; or (c) appoint one party the agent of the other.


7.14 Headings

     Section headings are included for convenience only and are not to be used to construe or interpret the Agreement.


7.15 Counterparts

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and such counterparts together shall constitute but one and the same instrument.


7.16 Releases of Foreign Programs

     Client may purchase a license for a foreign release of a Program if the foreign release of the Program is available in production release on Oracle's Price List in effect at the time Client orders the Program and at such fees as are agreed upon by the parties for use outside the United States, except in countries where Oracle legally cannot, or chooses not to, do business.


     7.17 Entire Agreement

     This Agreement constitutes the complete agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party (i.e. a duly authorized officer of Client on behalf of Client and a duly authorized signatory on behalf of Oracle); no other act, document, usage or custom shall be deemed to amend or modify this Agreement.

     All orders will be on Order Forms. It is expressly agreed that all terms of any Client purchase order or other ordering document shall be superseded by the terms of this Agreement. This Agreement shall also supersede the terms of any unsigned license agreement included in any package for Oracle-furnished software, except terms contained in such unsigned license agreement that limit usage of the Programs (e.g. such as the number and type of Users of a Program(s), the type of computer and operating system on which the Programs may be installed, the license type, and the installation and number of copies of the Program that can be made).

The Effective Date of this Agreement shall be November 30, 1993.

Executed by Client:                                       Executed by Oracle Corporation:

Authorized Signature:                                     Authorized Signature:
                     ----------------------                                 ----------------------

Name:                                              Name:
     --------------------------------------             ------------------------------------------

Title:                                             Title:
      -------------------------------------              -----------------------------------------

                          ======================================================
ORACLE (R)                For Publicly Traded Companies. Nasdaq and its
[Graphic Omitted]         affiliates (Corporations) have an internal policy
                          of monitoring or restricting trading by certain of its employees in publicly traded stocks where the granting, renewal, or termination of the agreement is considered by the publicly traded company to be a "significant" event (one that could affect the price of your company's stock or require a public announcement). While the Corporations offer no representation or warranty about the enforcement of its policy or the securities activities of anyone associated with the Corporations, if your company believes its contracts with the Corporations may be "significant", please initial here ----------- .

                          Oracle has reviewed the paragraph above and does not believe that this contract with NASD is "significant".

Oracle Corporation
500 Oracle Parkway
Redwood Shores, CA  94065
(415) 506-7000
                          ======================================================


Oracle is a registered trademark of Oracle Corporation.



                                 EXHIBIT A
                          TECHNICAL SUPPORT LEVELS

Oracle's current Technical Support Services are set forth below and are subject to change without notice:

     a. Basic Annual Support includes:

                 o      Telephone Technical Assistance

         -   5:00 a.m. to 6:00 p.m. (Pacific Time), Monday through Friday

         - Problem solving, bug reporting, documentation clarification, technical guidance

         -   Program updates and associated documentation
                 o      Real Time Support System (RTSS) dial-in access

         -   Log/Update/Review TARs

         -   Review Bugs

         -   Access the Support Bulletin Board
                 o      Quarterly newsletter and Technical Bulletins

     b. Standard Support includes:

                 o      Basic Support
                 o Telephone Technical Assistance 24 hours a day/7 days a week

     c. Extended Support includes:

                 o      Standard Support
                 o      Telephone Technical Assistance

         -   Toll-free 800 number
         -   24 hours a day/7 days a week
                 o      Monthly Technical Assistance Request (TAR) reports

     d. PC Standard Support includes:

                 o      Telephone Technical Assistance

         -   5:00 a.m. to 6:00 p.m. (Pacific Time), Monday through Friday

         - Problem solving, bug reporting, documentation clarification, technical guidance

         -   Software Product Updates

     e. PC Updates includes:

                 o Software Updates shipped with associated documentation

In the event, Client permits Technical Support Services to lapse, reinstatement of such Services shall be subject to a fee which is currently calculated at ***** * of the list price license fees for the Program on which Technical Support has lapsed, as set forth in the Price List in effect when the Technical Support Services are reinstated.



---------
* ***** Confidential Treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.